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                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) December 27,2000

                        First Albany Companies Inc.
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        (Exact Name of Registrant as Specified in Charter)


      New York                  0-14140             22-2655804
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(State of Other Jurisdiction  (Commission File   (IRS Employer diction of
    of Incorporation)             Number)           Identification No.)

30 South Pearl Street, Albany, New York               12207
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(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code # (518) 447-8500

                              N/A
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(Former Name or Former Address, if Changed Since Last Report)

 Item 5. Other Events.

           On December 27, 2000 First Albany Companies Inc.(the "Company") entered into a Put and Call Option Agreement (the "Option Agreement") with Mechanical Technology Incorporated ("MTI"). MTI purchased the option from the Company for $945,000. The Option Agreement was entered into to provide independent credit support for a loan to MTI from KeyBank,N.A.(the "Loan").

          The Option Agreement provides that MTI may put 6.3 million shares of the Plug Power Inc. common stock pledged as collateral on the Loan at
$4 per share and the Company has the right to either purchase such shares
or take an assignment of all KeyBank's rights under the  Loan.   The Option
Agreement is exercisable at any time prior to April 27, 2001.

          In addition,the Company entered into two loan agreements with MTI totaling approximately $6 million. The loans are secured by 1.2 million shares of Plug Power Inc. common stock. The loans bear interest at the prime rate (9.5% at December 27, 2000), and both interest and principal are due
January 3, 2002.

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                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST ALBANY COMPANIES INC.

DATED:    January 8, 2001

                              By:  /s/ALAN P. GOLDBERG
                                   Name:  Alan P. Goldberg
                                   Title: President